Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NextPlat Corp (the “Company”) on Form 10-Q for the fiscal period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Phipps, Chief Executive Officer of the Company, and I, Amanda Ferrio, Chief Financial Officer of the Company, duly certify pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results operations of the Company.

Date: August 13, 2026	By:	/s/ David Phipps
David Phipps
Chief Executive Officer and President
(Principal Executive Officer)

Date: August 13, 2026	By:	/s/ Amanda Ferrio
Amanda Ferrio
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.